EXHIBIT 99.1

Behringer Harvard Acquires Upscale
Multifamily Community in Atlanta

DALLAS, SEPTEMBER 10, 2009 — Behringer Harvard announced today that it has acquired Mariposa Loft Apartments, a contemporary community of 253 units in a central location two miles east of Atlanta’s city center.

“Mariposa Loft Apartments provided us with an attractive opportunity to acquire a stabilized, well-performing multifamily asset in the eighth-largest U.S. metro area. This desirable community with state-of-the-art amenities also benefits from an excellent location in the Fulton County submarket which consistently leads the Atlanta region in job creation,” said Mark T. Alfieri, chief operating officer of Behringer Harvard Multifamily REIT I, Inc. “Atlanta is a magnet for young professionals, and Mariposa Loft Apartments offers the style, convenience and urban sophistication they prefer.”

Built in 2004 on a five-acre site at 100 Montag Circle in Atlanta, Mariposa Loft Apartments was 96 percent occupied as of September 8, 2009. The community consists of eight midrise residential buildings providing 246,355 square feet of rentable space. Amenities include a resort-style pool and sauna, landscaped courtyards, and a clubhouse featuring stained concrete floors and expansive window walls. The clubhouse includes a fitness center, a business center and media and game rooms. The community’s apartments range in size from 683 to 1,338 square feet and offer urban-chic design features including oversized windows and 10-foot ceilings with exposed ductwork and upgraded lighting. Each unit also includes washer/dryer units, a walk-in closet and Berber-style carpet in the living areas.

Mariposa Loft Apartments is situated in Inman Park Village, one of Atlanta’s most popular in-town neighborhoods known for its exceptional retail and dining venues as well as its vibrant nightlife. Mariposa also is surrounded by new, high-end single-family bungalows and townhomes. Light rail and bus service to downtown and midtown employment centers is available from the Inman Park/Reynoldstown MARTA station, which is less than a mile from Mariposa.

Including this most recent investment, the portfolio of Behringer Harvard Multifamily REIT I, Inc. includes investments in 13 multifamily communities that represent 3883 multifamily units in eight states.

About Behringer Harvard

Behringer Harvard is a commercial real estate company investing in assets domestically and internationally. The company creates and manages strategic real estate fund opportunities across a wide spectrum of investment styles for retail investors, as well as domestic and international institutions, through its real estate investment trusts, partnerships, joint ventures, and proprietary program structures. For more information, call toll-free 866.655.3600 or visit behringerharvard.com.

This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Multifamily REIT I, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the offering documents for the offering of shares of Behringer Harvard Multifamily REIT I, Inc. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Katie Myers	Jason Mattox	Barbara Marler
Richards Partners	Chief Administrative Officer	Behringer Harvard
katie_myers@richards.com	Behringer Harvard	bmarler@behringerharvard.com
214.891.5842	jmattox@behringerharvard.com	469.341.2312
866.655.3600

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